Exhibit 10.13

GENERAL RELEASE

KNOW ALL MEN BY THESE PRESENTS:

That  Hakan Koyuncu (“Hakan”), for and in consideration of execution of this General Release and other good and valuable consideration received  from or on behalf of Upstream Worldwide, Inc. F/K/A Money4Gold Holdings, Inc.,  (“Upstream”), the receipt whereof is hereby acknowledged, hereby demises, releases, acquits, satisfies, and forever discharges Upstream, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which Hakan ever had, now has, or which any personal representative, successor, heir or assign of Hakan, hereafter can, shall or may have, against Upstream, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of these presents.

That Upstream Worldwide, Inc. F/K/A Money4Gold Holdings, Inc., for and in consideration of execution of the attached general release and other good and valuable consideration received  from or on behalf of Hakan Koyuncu, the receipt whereof is hereby acknowledged, hereby demises, releases, acquits, satisfies, and forever discharges Hakan, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which Upstream ever had, now has, or which any personal representative, successor, heir or assign of Upstream, hereafter can, shall or may have, against Hakan, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of these presents.

Upstream agrees to indemnify and hold harmless Hakan against any and all liabilities, claims, suits, losses, costs and legal fees caused by or resulting from Hakan’s employment by Upstream and notwithstanding anything contained herein, any indemnification rights available shall not be affected by this General Release and all indemnification available under the Delaware General Corporation Law, the certificate of incorporation, bylaws and any written agreement are preserved to the fullest extent.

IN WITNESS WHEREOF, we have hereunto set our hand and seal as of this ___ day of November, 2010.

Hakan Koyuncu	Upstream Worldwide, Inc.

By:	By:
Hakan Koyuncu	Name: Daniel Brauser,
Title: Chief Financial Officer